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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Zapata Corporation on Form S-3 (File No. 33-68034) and on Form S-8's (File Nos. 33-19085 and 33-45251) of our report which included an explanatory paragraph that states during 1996, Zapata Corporation changed its accounting for its equity investment in an unconsolidated affiliate, and during 1995, Zapata Corporation adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed Of" dated December 11, 1997, on our audits of the consolidated financial statements of Zapata Corporation as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, which reports are included in this Annual Report on Form 10-K.

                                        COOPERS & LYBRAND L.L.P.

Houston, Texas
December 19, 1997